                            ARTICLES OF INCORPORATION
                                       OF
                               MC PUBLISHING, INC.


The undersigned incorporator, being a natural person, eighteen years of age or older, in order to form a corporate entity under Minnesota Statutes, Chapter 302A, hereby adopts the following Articles of Incorporation:

                                   ARTICLE I.

The name of this Corporation is MC PUBLISHING, INC.

                                  ARTICLE II.

The registered office of the Corporation in Minnesota is One Merrill Circle, St. Paul, Minnesota 55108.

                                  ARTICLE III.

A. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is One Thousand (1,000) shares of common stock, per value $.01 per share.

B.   There shall be no cumulative voting in the election of directors.

                                  ARTICLE IV.

The affirmative vote of the holders of ninety percent (90%) of the issued and outstanding shares of common stock shall be necessary to amend these Articles of Incorporation.

                                   ARTICLE V.

The name and mailing address of the incorporator of this Corporation is as follows:

            NAME                                        ADDRESS
            ----                                        -------

      Steven J. Machov                            One Merrill Circle
                                                  St. Paul, MN 55108

                                  ARTICLE VI.

The names and mailing addresses of the first directors of this Corporation are as follows:

         NAME                         ADDRESS
         ----                         -------

         John Castro                  One Merrill Circle
                                      St. Paul, MN 55108

         Nancy Lake-Smith             1485 Edgecumbe Road
                                      St. Paul, MN 55116

         Rick Atterbury               One Merrill Circle
                                      St. Paul, MN 55108

         John B. McCain               One Merrill Circle
                                      St. Paul, MN 55108

         Steven J. Machov             One Merrill Circle
                                      St. Paul, MN 55108


                                  ARTICLE VII.

The purpose of the Corporation are general business purposes.

                                 ARTICLE VIII.

The Corporation shall have perpetual duration.

                                  ARTICLE IX.

The Corporation shall possess all powers necessary to conduct any business in which it is authorized to engage, including, but not limited to, all those powers expressly conferred upon business corporations by Chapter 302A of the Minnesota Statutes, as it may from time to time be amended, together with those powers implied therefrom.

                                   ARTICLE X.

The affirmative vote of the holders of a majority of the voting power of the shares represented and voting at a duly held meeting is required for an action of the shareholders, except where Chapter 302A of the Minnesota Statutes, as amended, or these Articles require an affirmative vote of a larger majority.

                                  ARTICLE XI.

Shares of the Corporation acquired by the Corporation shall become authorized but unissued shares and may be reissued as provided in these Articles.

                                  ARTICLE XII.

A. The Board of Directors may from time to time, by vote of a majority of its members present at a duly held meeting, adopt, amend or repeal all or any of the Bylaws of the Corporation as permitted by Chapter 302A of the Minnesota Statutes, as it may from time to time be amended, subject to the power of the shareholders to adopt, amend or repeal such Bylaws.

B. The Board of Directors is authorized to accept and reject subscriptions for and to dispose of shares of authorized stock of the Corporation, including the granting of stock options, warrants and other rights to purchase stock, without action by the shareholders and upon such terms and conditions as may be deemed advisable by the Board of Directors in the exercise of its discretion, except as otherwise limited by Chapter 302A of the Minnesota Statutes, as it may from time to time be amended.

C. The Board of Directors is authorized to issue, sell or otherwise dispose of bonds, debentures, certificates of indebtedness and other securities, including those convertible into stock, without action by the shareholders and for such consideration and upon such terms and conditions as may be deemed advisable by the Board of Directors in the exercise of its discretion, except as otherwise limited by Chapter 302A of the Minnesota Statutes, as it may from time to time be amended.

                                 ARTICLE XIII.

Any action required or permitted to be taken at a meeting of the Board may be taken by written consent signed by all the directors: provided that, if the action is one which does not require shareholder approval, such action may he taken by written consent signed by the number of directors that would be required to take same action at a meeting at which all directors were present.

                                  ARTICLE XIV.

Each director, officer, employee or agent, past and present, of the Corporation, and each person who serves or may have served at the request of the Corporation as a director, officer, employee or agent of another Corporation or an employee benefit plan, and their respective heirs, administrators and executors, shall be indemnified by the Corporation in accordance with, and to the fullest extent permissible under, the provisions of Chapter 302A of the Minnesota Statutes, as it may from time to time be amended.

                                  ARTICLE XV.

No director of the Corporation, including a person deemed to be a director under applicable law, shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty by such director as a director, except to the extent provided by applicable law for: (i) liability based on a breach of the duty of loyalty to the Corporation or the shareholders; (ii) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) liability based on the payment of an improper dividend or an improper acquisition of the Corporation's shares under Section 559 of the Minnesota Business Corporation Act (Minnesota Statutes, Chapter 302A) or on violations of state securities laws under Section 80A.23 of the Minnesota Statutes; (iv) liability for any transaction from which the director derived an improper personal benefit; or (v) liability for any act or omission occurring prior to the date that this Article XV becomes effective. If Chapter 302A of the Minnesota Business Corporation Act is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the fullest extent permitted by any such amendment. Any repeal or modification of this Article by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at or prior to the time of such repeal or modification.

IN WITNESS WHEREOF, the above-named incorporator has executed these Articles of Incorporation this 23rd day of November, 1988.


                                            INCORPORATOR:

                                            /s/ Steven J. Machov
                                            ----------------------------------
                                            Steven J. Machov




STATE OF MINNESOTA     }
                       }  SS.
COUNTY OF RAMSEY       }


The foregoing instrument was acknowledged before me this 23rd day of November, 1988, by Steven J. Machov.


                                            /s/ Linnea J. Nash
                                            -----------------------------------
                                            Notary Public

                                                        [SEAL]

                               STATE OF MINNESOTA
                               SECRETARY OF STATE

                              ARTICLES OF AMENDMENT


Corporate Name:  MC PUBLISHING, INC.

Date of Adoption of Amendment:  March 28, 1989

Effective Date, if any, of Amendment:  March 28, 1989

Amendment Approved by:  Shareholders

Pursuant to the provisions of Minnesota Statutes, Section 302A.135, the following amendment of articles regulating the above corporation were adopted:

                                    ARTICLE I

     THE NAME OF THIS CORPORATION IS MERRILL/MAGNUS PUBLISHING CORPORATION.

I swear that the foregoing is true and accurate and that I have authority to sign this document on behalf of the Corporation.


                                            /s/ Steven J. Machov
                                            ----------------------------------
                                            Steven J. Machov
                                            Secretary



State of Minnesota     }
                       }  SS.
County of Ramsey       }


The foregoing instrument was acknowledged before me this 28th day of March, 1989.


                                            /s/ Linnea Nash
                                            ----------------------------------
                                            Linnea Nash
                                            Notary Public